Ex.28(o)(4)

STATE STREET INSTITUTIONAL INVESTMENT TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees and officers of State Street Institutional Investment Trust (the “Trust”) hereby constitutes and appoints Chad C. Hallett, Bruce S. Rosenberg, Ann M. Carpenter, Sean O’Malley, Esq., David Barr, Esq., Andrew DeLorme, Esq., David Urman, Esq., Timothy R. Collins, Esq., Gino Malaspina, Esq. and Bernard Brick, Esq., individually, as his or her true and lawful attorney and agent, with full power and authority and full power of substitution to each of them to sign for him or her and in his or her name, in his or her capacity as a trustee or officer of the Trust, the following registration statements on Form N-14 and any and all amendments, instruments or documents related thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities of the General Electric RSP Income Fund and General Electric RSP U.S. Equity Fund by the series of the Trust indicated below:

Selling Fund	Buying Fund (Series of the Trust)
General Electric RSP Income Fund	State Street Income Fund
General Electric RSP U.S. Equity Fund	State Street U.S. Core Equity Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 17th day of November 2020.

SIGNATURE	TITLE

/s/ John R. Costantino	Trustee
John R. Costantino

/s/ Michael Holland	Trustee
Michael Holland

/s/ Michael A. Jessee	Trustee
Michael A. Jessee

/s/ Donna M. Rapaccioli	Trustee
Donna M. Rapaccioli

/s/ Patrick J. Riley	Trustee
Patrick J. Riley

/s/ Richard D. Shirk	Trustee
Richard D Shirk

/s/ Rina K. Spence	Trustee
Rina K. Spence

/s/ Bruce D. Taber	Trustee
Bruce D. Taber

/s/ Ellen M. Needham	Trustee, President and Principal Executive Officer
Ellen M. Needham

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